Exhibit 10.8

AMENDMENT TERMINATING THE

2008 AMENDED AND RESTATED

ACCO BRANDS CORPORATION

SUPPLEMENTAL RETIREMENT PLAN

This Amendment (“Amendment”) of the 2008 Amended and Restated ACCO Brands Corporation Supplemental Retirement Plan (the “Plan”) is adopted effective as provided below by ACCO Brands Corporation (the “Company”).

W I T N E S S E T H

WHEREAS, the Company sponsors the Plan;

WHEREAS, effective January 1, 2008, the Company amended and restated the Plan for the purpose of compliance with Section 409A of the Code (“Section 409A”);

WHEREAS, effective March 7, 2009, the Company suspended all future accruals of benefits and admissions of employees to participation in the Plan;

WHEREAS, the Company has entered into an Agreement and Plan of Merger with MeadWestvaco Corporation and Monaco SpinCo, Inc., dated as of November 17, 2011 (“Merger Agreement”), pursuant to which and upon the consummation of the merger provided thereunder on the Effective Time (as defined in the Merger Agreement) the Company will undergo a 409A Change of Control as hereafter defined;

WHEREAS, as of the contemplated Effective Time, three of the approximately forty-five Participants will not have become vested in their benefit under the Plan;

WHEREAS, the Company may amend or terminate the Plan at any time in such manner that does not deprive any participant (or his or her beneficiary) of an accrued benefit under the Plan; and

WHEREAS, Treasury Regulation Section 1.409A-3(j)(ix)(B) provides that the Company may terminate the Plan, and pay accrued benefits to the Participants (to the extent not otherwise then payable in accordance with the terms of the Plan), pursuant to irrevocable action taken by the Company not more than 30 days prior to, and not later than 12 months following, the occurrence of a change in ownership or effective control of the Company or of a substantial portion of the Company’s assets (within the meaning of Treasury Regulation Section 1.409A-3(i)(5); a “409A Change of Control”), provided that all nonqualified defined benefit deferred compensation plans and arrangements (within the meaning of Section 409A) are terminated with respect to the Participants who experienced such a 409A Change of Control under the Plan and that all such benefits due such Participants under the Plan are paid not later than 12 months after such irrevocable action; and

WHEREAS, for administrative efficiency the Company desires, pursuant to the approval of the Compensation Committee of the Board of Directors granted on April 23, 2012, to provide for vesting of the unvested Participants and to terminate the Plan with respect to all Participants on, and only on the condition of the occurrence of, the Effective Time, as set forth herein.

NOW, THEREFORE, the Company amends and terminates the Plan as follows:

1. Capitalized terms not defined herein shall have the meaning of such term provided under the Plan.

2. This Amendment shall be effective, and become irrevocable, immediately following the occurrence of the Effective Time. If the Merger Agreement is terminated and the transactions contemplated therein abandoned, or if the Effective Time otherwise does not occur, on or before August 31, 2012, then this Amendment shall be null and void ab initio.

3. Upon the effectiveness of this Amendment pursuant to Section 1 hereof:

(a) The Plan shall be terminated;

(b) The unvested benefit of any Participant under the Plan shall become fully vested and nonforfeitable;

(c) The Company shall perform an accounting, with the advice and assistance of the Plan actuaries, of all Participant benefits accrued through March 7, 2009 (the effective date that benefit accruals were previously suspended by the Company) and the actuarial lump sum equivalent amount thereof; and

(d) Each Participant (including all former employee Participants who shall then be receiving monthly annuity benefits) shall be paid such actuarially equivalent lump sum vested benefit in full (without interest for the period following the effectiveness of this Amendment) as soon as administratively practicable thereafter but in all events not later than December 31, 2012.

WHEREFORE, the Company hereby adopts this Amendment this April 26, 2012, effective as provided herein.

ACCO BRANDS CORPORATION

By:	/s/ David L. Kaput

Its: Senior Vice President and Chief Human Resources Officer

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